Exhibit 99.1

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Mark Benson
	509.835.1521	509.835.1513

PotlatchDeltic Corporation Reports First Quarter 2018 Results

SPOKANE, Wash., May 3, 2018 (GLOBE NEWSWIRE) – PotlatchDeltic Corporation (Nasdaq:PCH) today reported net income of $14.6 million, or $0.29 per diluted share, on revenues of $199.9 million for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Merged with Deltic Timber on February 20, 2018 to form PotlatchDeltic
•	On track with $50 million in after-tax annual cash synergy run rate in year two; achieved $30 million run rate as of March 31, 2018
•	Adjusted EBITDDA of $64.7 million and Adjusted EBITDDA margin of 32.4%
•	Closed new $380 million revolver with $420 million accordion
•	Moody’s upgraded PotlatchDeltic to Baa3 (investment grade)

“First quarter 2018 marked a key milestone in our company history as we successfully closed our merger and began a new chapter as PotlatchDeltic,” said Mike Covey, chairman and chief executive officer. “Significant work has been accomplished toward integrating the two companies and we have made meaningful progress capturing $30 million of our $50 million annual synergy target on a run-rate basis. Our employees have also done a tremendous job this quarter achieving excellent operating results, taking advantage of strong market conditions in lumber and favorable sawlog demand,” stated Mr. Covey.

Financial Highlights

($ in millions, except per share data)	Q1 2018	Q4 2017	Q1 2017
Revenues	$199.9	$175.2	$149.7
Net income	$14.6	$11.6	$16.9
Weighted average shares outstanding, diluted (in thousands)	50,786	41,301	41,071
Net income per diluted share	$0.29	$0.28	$0.41

Adjusted net income	$35.2	$25.7	$16.9
Adjusted net income per diluted share	$0.69	$0.62	$0.41

Adjusted EBITDDA	$64.7	$50.5	$36.9
Distribution per share	$0.40	$0.40	$0.375
Net cash from operations	$34.9	$33.3	$41.9
Cash and cash equivalents	$102.3	$120.5	$101.7

Consolidated results for first quarter of 2018 as presented include the results of Deltic Timber for the period February 21, 2018 through March 31, 2018. The financial statements included within this release do not include Deltic Timber’s financial results for any period prior to the merger date.

Excluding $8.8 million attributable to Deltic Timber, first quarter 2018 Adjusted EBITDDA was $55.9 million, a $5.4 million increase from fourth quarter 2017.

Business Performance: Q1 2018 vs. Q4 2017

Resource

First Quarter 2018 Highlights

•	Harvest volumes increased 9%; southern sawlog volumes up nearly 45% due to the addition of Deltic operations
•	Forestry costs declined due to accelerated southern fertilization in Q4 2017 and seasonally lower activity in Idaho
•	Partially offset by lower southern sawlog pricing due to mix and seasonally lower northern sawlog volumes
•	Northern sawlog pricing remained relatively flat
($ in millions)	Q1 2018	Q4 2017	$ Change
Segment Revenues	$76.5	$75.8	$0.7

Adjusted EBITDDA	$37.7	$35.5	$2.2

Excluding $4.7 million attributable to Deltic Timber operations, first quarter 2018 Resource segment Adjusted EBITDDA was $33.0 million, a $2.5 million decrease from fourth quarter 2017.

Wood Products

First Quarter 2018 Highlights

•	Lumber shipments increased nearly 11% due to solid demand and the addition of Deltic operations
•	Lumber pricing increased 4% with strong markets supported by improving housing demand and transportation disruptions
•	Adjusted EBITDDA benefitted from the addition of El Dorado MDF and higher industrial plywood shipments and realizations

($ in millions)	Q1 2018	Q4 2017	$ Change
Segment Revenues	$139.8	$114.6	$25.2

Adjusted EBITDDA	$29.0	$21.8	$7.2

Excluding $5.7 million attributable to Deltic Timber operations, first quarter 2018 Wood Products segment Adjusted EBITDDA was $23.3 million, a $1.5 million increase from fourth quarter 2017.

Real Estate

First Quarter 2018 Highlights

•	Sold 6,144 acres of rural real estate; average pricing of $1,438 per acre
•	Sold 12 residential lots in Chenal with average pricing of $99,000 per lot
•	No commercial acreage sales in Chenal; several indications of interest

($ in millions)	Q1 2018	Q4 2017	$ Change
Segment Revenues	$10.6	$4.8	$5.8

Adjusted EBITDDA	$8.0	$3.4	$4.6

Excluding $0.5 million attributable to acquired Deltic Timber operations, first quarter 2018 Real Estate segment Adjusted EBITDDA was $7.5 million, a $4.1 million increase from fourth quarter 2017.

Outlook

“We remain optimistic that improving U.S. housing starts and strong repair and remodel activity will continue to support favorable fundamentals for our resource and wood products businesses. The merger with Deltic is off to a very successful start, we are confident that our synergies and operational efficiencies are attainable, and we continue to identify additional opportunities. We are well positioned with a strong balance sheet, significant financial flexibility and a conservative dividend payout ratio,” concluded Mr. Covey.

Non-GAAP Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

Management uses Adjusted EBITDDA to evaluate the performance of the company. This is a non-GAAP measure that represents EBITDDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share are non-GAAP measures that represent GAAP net income and GAAP net earnings per diluted share before certain items that impact the ability of investors, securities analysts and other interested parties to compare the performance of our business, either period-over-period or with other businesses.

Reconciliations to GAAP are set forth in the accompanying schedules.

Conference Call Information

A live conference call and webcast will be held Friday, May 4, 2018, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investor Resources link or by conference call at 1-866-393-8403 for U.S./Canada and 1-706-679-7929 for international callers. Participants will be asked to provide conference I.D. number 5047548. Supplemental materials that will be discussed during the call are available on the website.

A replay of the conference call will be available two hours following the call until May 11, 2018 by calling

1-800-585-8367 for U.S./Canada or 1-404-537-3406 for international callers. Callers must enter conference I.D. number 5047548 to access the replay.

About PotlatchDeltic

PotlatchDeltic (NASDAQ:PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 2 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a medium density fiberboard plant, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest practices, is dedicated to long-term stewardship and sustainable management of its timber resources. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the U.S. housing market; strong repair and remodel market; lumber demand and pricing; increased capital investment in manufacturing in the U.S. South;

the expected synergies and operational efficiencies from the Deltic merger; the estimated distribution of Deltic’s accumulated earnings and profits; and the integration of Deltic’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about Potlatch. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, including the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company's lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies; changes in interest rates; changes in the level of construction activity; changes in Asia demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; changes in share price; the successful execution of the company’s strategic plans; the company’s ability to meet expectations regarding the accounting and tax treatments of the merger transaction; the possibility that any of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of Deltic’s operations with those of Potlatch will be materially delayed or will be more costly or difficult than expected; the effect of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); the estimation of Deltic’s accumulated earnings and profits is preliminary and may change with further due diligence; and the other factors described in Potlatch’s Annual Report on Form 10-K and in the company’s other filings with the SEC. Potlatch assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Consolidated Statements of Income

Unaudited

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2018	2017	2017
Revenues	$199,897	$175,244	$149,681
Costs and expenses:
Cost of goods sold[1]	139,155	120,817	112,498
Selling, general and administrative expenses[1]	13,656	12,304	11,368
Deltic merger-related costs	19,255	3,382	—
Loss on lumber price swap	—	97	—
	172,066	136,600	123,866
Operating income	27,831	38,644	25,815
Interest expense, net	(5,660)	(7,395)	(4,970)
Non-operating pension and other postretirement costs[1]	(1,857)	(1,596)	(1,906)
Income before income taxes	20,314	29,653	18,939
Income tax	(5,717)	(18,065)	(2,018)
Net income	$14,597	$11,588	$16,921

Net income per share:
Basic	$0.29	$0.28	$0.41
Diluted	$0.29	$0.28	$0.41
Dividends per share	$0.40	$0.40	$0.375
Weighted-average shares outstanding (in thousands):
Basic	50,425	40,839	40,778
Diluted	50,786	41,301	41,071
[1]

We adopted ASU No. 2017-07, Compensation – Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, retrospectively on January 1, 2018 and have reclassified non-service costs from operating expenses to non-operating costs. There was no change to income before income taxes.

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

(Dollars in thousands)	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$102,340	$120,457
Customer receivables, net	28,212	11,240
Inventories	62,153	50,132
Other current assets	21,824	11,478
Total current assets	214,529	193,307
Property, plant and equipment, net	343,176	77,229
Investment in real estate held for development and sale	78,454	—
Timber and timberlands, net	1,704,341	654,476
Deferred tax assets, net	—	19,796
Trade name and customer relationships intangibles	19,000	—
Other long-term assets	12,853	8,271
Total assets	$2,372,353	$953,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$75,241	$55,201
Current portion of long-term debt	—	14,263
Current portion of pension and other postretirement employee benefits	6,057	5,334
Total current liabilities	81,298	74,798
Long-term debt	782,974	559,056
Pension and other postretirement employee benefits	131,959	103,524
Deferred tax liabilities, net	22,927	—
Other long-term obligations	17,753	15,159
Total liabilities	1,036,911	752,537
Commitments and contingencies
Stockholders' equity:
Common stock, $1 par value	62,755	40,612
Additional paid-in capital	1,480,402	359,144
Accumulated deficit	(90,334)	(104,363)
Accumulated other comprehensive loss	(117,381)	(94,851)
Total stockholders’ equity	1,335,442	200,542
Total liabilities and stockholders' equity	$2,372,353	$953,079

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	For the three months ended
(Dollars in thousands)	March 31, 2018	December 31, 2017	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,597	$11,588	$16,921
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	12,635	8,004	6,702
Basis of real estate sold	3,605	476	4,790
Real estate development expenditures	(608)	—	—
Change in deferred taxes	(1,058)	16,289	(351)
Pension and other postretirement employee benefits	3,814	3,288	3,771
Equity-based compensation expense	3,094	1,186	1,157
Other, net	(542)	(405)	(1,007)
Funding of qualified pension plans	(8,098)	—	—
Change in working capital and operating-related activities, net	7,475	(7,112)	9,966
Net cash from operating activities	34,914	33,314	41,949

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(3,632)	(3,410)	(3,636)
Timberlands reforestation and roads	(2,860)	(3,630)	(2,645)
Acquisition of timber and timberlands	—	(10)	—
Other, net	232	191	(102)
Cash and cash equivalents acquired in Deltic merger	3,419	—	—
Net cash from investing activities	(2,841)	(6,859)	(6,383)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends to common stockholders	(25,102)	(16,245)	(15,228)
Revolving line of credit repayment	(106,000)	—	—
Proceeds from issue of long-term debt	100,000	—	—
Repayment of long-term debt	(14,250)	(6,000)	—
Debt issuance costs	(2,409)	—	—
Other, net	(2,429)	(556)	(1,258)
Net cash from financing activities	(50,190)	(22,801)	(16,486)
Change in cash and cash equivalents	(18,117)	3,654	19,080
Cash and cash equivalents at beginning of period	120,457	116,803	82,584
Cash and cash equivalents at end of period	$102,340	$120,457	$101,664

PotlatchDeltic Corporation

Segment Information

Unaudited

	For the three months ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Revenues
Resource	$76,506	$75,802	$51,768
Wood Products	139,815	114,549	95,592
Real Estate	10,555	4,733	14,504
	226,876	195,084	161,864
Intersegment Resource revenues	(26,979)	(19,840)	(12,183)
Consolidated revenues	$199,897	$175,244	$149,681

Adjusted EBITDDA[1]
Resource	$37,697	$35,507	$19,343
Wood Products	28,950	21,862	10,769
Real Estate	8,002	3,387	13,460
Corporate	(8,716)	(8,493)	(7,692)
Eliminations and adjustments	(1,201)	(1,840)	1,040
Total Adjusted EBITDDA	64,732	50,423	36,920
Basis of real estate sold	(3,605)	(476)	(4,790)
Depreciation, depletion and amortization	(12,196)	(7,636)	(6,329)
Interest expense, net	(5,660)	(7,395)	(4,970)
Non-operating pension and other postretirement employee benefits	(1,857)	(1,596)	(1,906)
Gain (loss) on fixed assets	4	(188)	14
Loss on lumber price swap	—	(97)	—
Inventory purchase price adjustment in cost of goods sold	(1,849)	—	—
Deltic merger-related costs	(19,255)	(3,382)	—
Income before income taxes	$20,314	$29,653	$18,939

Depreciation, depletion and amortization
Resource	$8,646	$5,611	$4,384
Wood Products	3,354	1,860	1,827
Real Estate	40	1	1
Corporate	156	164	117
	12,196	7,636	6,329
Bond discounts and deferred loan fees[2]	439	368	373
Total depreciation, depletion and amortization	$12,635	$8,004	$6,702

Basis of real estate sold
Real Estate	$3,723	$640	$4,809
Eliminations and adjustments	(118)	(164)	(19)
Total basis of real estate sold	$3,605	$476	$4,790

[1]	Management uses adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of consolidated Adjusted EBITDDA on page 9, Reconciliations.
[2]	Bond discounts and deferred loan fees are included in the computation of interest expense, net in the Consolidated Statements of Income.

PotlatchDeltic Corporation

Reconciliations

	For the three months ended
(Dollars in thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Adjusted EBITDDA
Net income (GAAP)	$14,597	$11,588	$16,921
Interest, net	5,660	7,395	4,970
Income tax provision	5,717	18,065	2,018
Depreciation, depletion and amortization	12,196	7,636	6,329
Basis of real estate sold	3,605	476	4,790
Non-operating pension and other postretirement benefit costs	1,857	1,596	1,906
Deltic merger-related costs	19,255	3,382	—
Inventory purchase price adjustment in cost of goods sold	1,849	—	—
Loss on lumber hedge	—	97	—
(Gain) loss on fixed assets	(4)	188	(14)
Adjusted EBITDDA	$64,732	$50,423	$36,920

Adjusted net income
Net income (GAAP)	$14,597	$11,588	$16,921
Special items:
Impact of tax legislation	—	10,668	—
Deltic merger-related costs	19,255	3,382	—
Inventory purchase price adjustment in cost of goods sold, after tax	1,368	—	—
Adjusted net income	$35,220	$25,638	$16,921

Adjusted net income per share
Net income per diluted share (GAAP)	$0.29	$0.28	$0.41
Special items:
Impact of tax legislation	—	0.26	—
Deltic merger-related costs	0.38	0.08	—
Inventory purchase price adjustment in cost of goods sold, after tax	0.02	—	—
Adjusted net income per diluted share	$0.69	$0.62	$0.41